UOB RADANASIN BANK

                               Guarantee Contract


This contract is made at UOB Radanasin Bank Public Company Limited, on 27 March 2001, as evidence that :

I, Mr. Vichai Raksriaksorn, aged 43 years, Thai race, Thai nationality, residing at No. 20, Soi Sukhumvit 64, Bang Chak Sub-district, Phra Khanong District, Bangkok Metropolis;

I, Mr. Viratana Suntaranond, aged 60 years, Thai race, Thai nationality, residing at No. 141-143-145 Sukha 1 Road, Wat Ratchabophit Sub-district, Phra Nakhon District, Bangkok Metropolis; and

We, King Power Duty Free Co., Ltd., with offices at 26th & 27th Floors, Siam Tower, No. 989, Rama I Road, Pathum Wan Sub-district, Pathum Wan District, Bangkok Metropolis,

hereinafter called the "Guarantors" consent to guarantee the performance of obligations of King Power Tax Fee Co., Ltd., hereinafter called the "Debtor," to UOB Radanasin Bank Public Company Limited, hereinafter called the "Bank," for the total amount of guarantee Baht 30,000,000.00 (Thirty Million Baht), as follows :

1. The obligations under this guarantee contract consisting of overdraft, loans, debts related to letter of credit; trust receipt; sale at a discount or acceptance of sale at a discount of promissory notes; aval/guarantee of the promissory notes by the Bank as requested by the debtor or other debts related to promissory notes; letters of guarantee issued by the Bank for the debtor, and the existing debts the debtor has with the Bank and/or the debts the debtor may have with the Bank in the future, though the said debts may be one or several types or incurred at different times, and in whichever amount the debts may be, hereinafter called the "primary debt."

         Both parties mutually understand that the Guarantors shall be liable to not only the guarantee amount prescribed above, but also the accessories thereof such as the unpaid interest and compensation payment of the debtor, encumbrances which are accessories of the primary debt, including all expenses that the Bank has to pay in collection or litigation against the debtor for enforcement of performance of obligations as well.

         As the guarantee under this contract shall be for the existing primary debt that the debtor has with the Bank and/or the debts the debtor may have with the Bank in the future, the Guarantors agree that for as long as the Bank has not canceled the guarantee under this contract though at any time the debtor may have no obligation with the Bank, the Guarantors agree that this Guarantee Contract shall remain valid in order to guarantee the future debts.

2. In case the debtor is in default of repayment of the above primary debt, be it all items or separate item, or there is a request for business reorganization of the debtor, or an action has been entered against the debtor for Bankruptcy, or is subject to receivership by court order, or dies or becomes incompetence or quasi-incompetence or disappears or departs the residence and cannot be found, under any circumstances that may cause the Bank to be unable to receive repayment of the said primary debt, or the debtor can no longer take advantage of the beginning or the end of the term, the Guarantors shall be liable jointly with the debtor as the joint debtors of the obligations under Clause 1 forthwith. Thereby, the Guarantors agree to perform the

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         obligations to the Bank promptly and/or consent the Bank to deduct such amount and/or the right of claim of the Guarantors under Clause 11 and/or enforce the pledged property of the Guarantors under Clause 12, as the Bank wishes, without having to demand the debtor to perform the obligations first, though the debtor may have property, and without prejudice to the right of the Bank to proceed to demand or enter an action against the debtor, the heir or the estate and/or the subrogee of the rights and duties of the debtor to perform the obligations first, as the Bank deems appropriate. In such case, if the Bank has not received performance of obligations, or has received the same but not in full, the Guarantors consent that the Bank has taken such action for the Guarantors, and the Guarantors consent to pay the outstanding debt or the remaining amount promptly, and agree to make reimbursement on the fees and/or expenses the Bank has paid for taking such action, whether the Bank has notified the Guarantors in advance or not, and whether the Bank has demanded or entered an action against the Guarantors jointly with the debtor, the heir or the estate and/or the subrogee of the rights and duties of the debtor or not.

         In case any particular item of the primary debt guaranteed under this contract is a debt that the Bank is binding to perform the obligations that the debtor has with a third party such as issuance of letter of guarantee, aval/guarantee of promissory notes or other debt in such nature, the Guarantors hereby consent that if the creditor according to the said right of claim demands payment from the Bank according to the burden the Bank has made, the Bank is entitled to make such payment immediately without having to notify the Guarantors and/or the debtor first, and it is not necessary to inquire the debtor whether the debtor has any defense against the creditor or not, or though the Bank may be informed that the debtor has a defense against the creditor, but if the Bank deems it appropriate the Bank can make such payment without having to raise such defense against the creditor.

3. This guarantee shall be valid continuously, whereby the Guarantors shall not revoke it under any circumstances, for as long as the Bank has not received performance of obligations under Clause 1 in full. In case a Guarantor dies, the Guarantor consents that the obligations or duties of the Guarantor under this contract shall be devolved to the heir or the estate or the subrogee of the rights and duties of the Guarantor in full amount of the obligations for as long as the Bank has not received performance of the obligations under Clause 1 in full.

4. This guarantee shall bind the Guarantors completely, though it may appear at a later date that the debtor shall not be liable to the Bank due to the fact that such agreement was entered with misunderstanding or due to being an incompetent person, disregarding the fact that at the time of entering into this Guarantee Contract, the Guarantors knew of the misunderstanding or incompetence or not.

5. In case the debtor dies and the Bank has not entered an action for enforcement from the heir or the estate or the subrogee of rights and

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         duties  of the  debtor,  until  one year  from the date of  death,  the
         Guarantors shall not raise preclusion by prescription as a defense against the Bank, and shall consent to be liable to performance of the outstanding obligations jointly with the debtor as the joint debtor according to the outstanding amount the debtor has with the Bank accordingly.

6. The Guarantors consent the Bank to grant leniency and/or reduce the debt and/or compromise and/or permit debt restructuring to the debtor on every occasion, whether the Guarantors have been notified in advance or not, and that the Guarantors shall waive the right on the debtor's defense against the Bank when the Bank demands the Guarantors to comply with the contract.

7. Though it may appear that any act of the Bank may cause the Guarantors to be unable to subrogate, either in whole or in part, of the rights, mortgage, pledge or preference right which the debtor has submitted to the Bank prior to or at the time of entering into this contract, the liabilities of the Guarantors under this contract shall not be relieved, either in whole or in part.

8. The Guarantors consent that any act of the debtor or a third party causing an interruption to the prescription of the debts under guarantee to the disadvantage of the debtor, it shall be the disadvantage of the Guarantors as well.

9. As security for compliance with this contract, the Guarantors consent to submit the following securities and/or property to the Bank and/or consent to the following proceedings :
                                                  ------------------------------

         -----------------------------------------------------------------------

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         the Guarantors  confirm that the Guarantors are the legitimate owner of the above securities and/or property, with no encumbrance whatsoever.

10. With regard to the property submitted to the Bank under Clause 9, the Guarantors and the Bank agree that though such property may be retained at the premises of the Guarantors or at the premises of the agent or the depository of the Guarantors, or the Guarantors or the agent or the depository of the Guarantors continue to retain such property, it shall be deemed as retention on behalf and in the name of the Bank, whereby or the Guarantors or the agent or the depository of the Guarantors shall be in the position of depository only. Retention of the property may be relocated to other place only after a written permission has been obtained from the Bank. Should any damage occur to such property in whichever manner, the Guarantors shall not cite it as a reason for refusal of liability, thereby the Guarantors shall remain binding to

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         perform  the  obligations  under  this  contract  to  the  Bank  in all respects. The Guarantors shall not charge the fee or remuneration for retention of such property from the Bank.

11. The Guarantors consent the Bank to deduct money from all deposits Bank accounts the Guarantors have with the Bank and/or other money that the Guarantors have with the Bank and/or the Guarantors are entitled to receive from the Bank, including the money that the Guarantors are the owner or the creditor of the Bank, including all rights of claim the Guarantors have with the Bank or may claim from the Bank for performance of obligations of the Guarantors under this contract immediately.

         In case there is no fund in the said Bank account and/or other money that the Guarantors have with the Bank and/or the Guarantors are entitled to receive from the Bank, including the money that the Guarantors are the owner or the creditor of the Bank, including all rights of claim prescribed in the previous paragraph, for deduction, or there is some fund but insufficient for performance of obligations, the Guarantors consent the Bank to exercise discretion to debit the amount that the Guarantors must be responsible for the whole amount or the amount after deduction of the debt, into the current account that the Guarantors have with the Bank in order for the Guarantors to remain in debt of overdraft, and the Guarantors consent to pay accumulated interest for the overdraft to the Bank at the maximum interest rate for general customers as announced by the Bank under the Notification of the Bank of Thailand on Procedure for Commercial Banks Regarding Interest and Discount, which at the time of making this contract is fixed at 11.75% p.a., and is subject to change as to be announced by the Bank from time to time. However, if it appears that the overdraft exceeding the agreed amount, the Guarantors consent the Bank to charge interest for the debt exceeding the agreed amount or temporary at the maximum interest rate of the overdraft exceeding the agreed amount temporary that the Bank has announced under the Notification of the Bank of Thailand on Procedure for Commercial Banks Regarding Interest and Discount, which at the time of making this contract is fixed at 18.00% p.a. and is subject to change as announced by the Bank from time to time. If the Guarantors are in default of the conditions set forth in the application for opening the current account and/or the Overdraft Agreement made with the Bank, the Guarantors consent to pay interest at the maximum interest rate for the default customers that the Bank has announced under the Notification of the Bank of Thailand on Procedure for Commercial Banks Regarding Interest and Discount, which at the time of making this contract is fixed at 18.00% p.a. and is subject to change as to be announced by the Bank from time to time instead of the said maximum interest rate according to the general practice of charging accumulated interest in the current accounts of commercial banks, effective the date on which the overdraft incurred.

12. The Guarantors agree that if there are other property of the Guarantors in possession of the Bank, it shall be deemed that the Guarantors have pledged such property with the Bank as well, and the Guarantors consent the Bank to enforce the pledged property for performance of obligations of the Guarantors.

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13.      In case of one or several guarantors at this time, or the Bank deems to have one or several persons to be the guarantors additionally at this time or at a later date, the Bank has the right to relieve the guarantee or change the guarantor, without having to notify or obtain the consent of any or all Guarantors, be it the relieve or change of one or several Guarantors, or relieve the guarantee either in whole or in part.

         If the Bank has taken any action described in the previous paragraph, the remaining Guarantor(s) consent to continue to be liable to the primary debt in full and in all respects, whereby the said relieve or change of the Guarantors shall not be the cause for relieving the liabilities under this contract, either in whole or in part, and it shall not be cited as the reason and/or a defense which may occur under
         Section 293 and Section 296 of the Civil and Commercial Code, as the reason for relieving the liabilities or the defense against the Bank in order to be relieved from the liabilities.

14. All correspondence, collection letters, notices or other documents to be forwarded to the Guarantors, by registered or regular mail, or by messenger, if having been forwarded to the above address, it shall be deemed as having been duly forwarded to the Guarantors, disregard the fact that there is a recipient or not, and though it could not be forwarded due to the fact that such address has been changed or demolished and the Guarantors have failed to notify such change or demolition in writing to the Bank, or due to the fact that such address could not be found, it shall be deemed that the Guarantors has acknowledged the same accordingly.

The Guarantors, having read and understood this contract and found it to be in accordance with their intention, hereunder sign their names and affix seal (if any) on the date indicated above.



                                   - Signed -                          Guarantor
                            (Mr. Vichai Raksriaksorn)


                                   - Signed -                          Guarantor
                           (Mr. Viratana Suntaranond)


(Company Seal Affixed)             - Signed -                          Guarantor
                        (King Power Duty Free Co., Ltd.)

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                                   - Signed -                          Witness
                                (Fusak Thamsumet)


                                   - Signed -                          Witness
                            (Sutthida Sutthiprasoet)